EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Description of Pro Forma Transactions

Sports Media Entertainment Corp. Merger

On January 9, 2015, Multimedia Platforms, Inc. (formerly Sports Media Entertainment Corp.) (the “Company”, “Registrant” and “Legal Acquirer”) entered into a Share Exchange Agreement (the “MMP Merger”), between and among the Company and Multimedia Platforms, LLC, a Florida Limited Liability Corporation (“Accounting Acquirer”), all the members of MMP LLC (the "Members"), Harrison Holdings, LLC and Amalfi Coast Capital (collectively, the "Debt Holders"). Pursuant to the Merger, the Registrant was (i) to issue to the Debt Holders a total of 4,000,000 shares of Series B Convertible Preferred stock in exchange for all the indebtedness of the Company totaling approximately $688,138 as of December 31, 2014; issue (ii) 21,320,832 shares of restricted common stock and (iii) 34,390,199 shares of Series A Convertible Preferred stock (collectively, the “Merger Shares”) to the Members in exchange for 100% of the Members interest in MMP LLC. The Merger Shares were adjusted such that 30,748,969 shares of restricted common stock and 27,212,694 shares of Series A Convertible Preferred stock and 4,000,000 shares of Series B Convertible Preferred stock were ultimately issued. The share issuances represent approximately 97.6% of the total issued and outstanding shares of preferred and common stock of the Registrant post-closing. As a result, the Company (i) became the 100% parent of MMP LLC; (ii) assumed the operations of MMP LLC; (iii) changed its name from Sports Media Entertainment Corp. to Multimedia Platforms, Inc.; and (iv) experienced a change in control.

Columbia Funmap, Inc. Acquisition

On February 27, 2015, the Company entered into a Securities Purchase Agreement with, Columbia Funmap, Inc., a New Jersey Corporation (“Funmap”), and Alan H. Beck, the President of Funmap for the purchase of 100% of common stock issued and outstanding of Funmap (the “Funmap Acquisition”). The net enterprise value of Funmap was valued at $3,479,834 which represented both the restricted common stock and notes issued by the Company for its 100% interest. Upon closing, the final purchase price consisted of the assumption of $93,968 of liabilities, issuance of 2,160,000 shares of restricted common stock to Mr. Beck, repayment of related party debt of $87,888 by issuing 92,250 shares of restricted common stock to Mr. Beck, and a note to Mr. Beck totaling $10,000.

RND Enterprises Inc. Asset Purchase

On June 17, 2015, the Company entered into an asset purchase agreement (the “RND Asset Purchase”) with RND Enterprises, Inc. (“RND”), pursuant to which the Company purchased substantially all of the assets of RND from its sole shareholder Mr. David Moyal, for a purchase price of $1,000,000, consisting of $200,000 in cash and $800,000 in shares of common stock. Immediately prior to the transaction, the 5% shareholder of RND transferred all his interests in RND to Mr. Moyal for a nominal amount. In consideration, the Company agreed to pay to the minority shareholder $30,000 in cash and issue 750,000 shares of common stock valued at $0.40 per share. In aggregate, the Company completed the acquisition transaction for an amount equal to $1,330,000, consisting of $230,000 in cash payable at closing and $1,100,000 in the restricted shares of the Company’s common stock, valued at $0.40 per share for a total of 2,750,000 shares. The transaction was closed on June 17, 2015. 750,000 shares of common stock valued at $300,000 were unissued as of June 30, 2015. RND is engaged in the business of publishing an LGBT culture magazine known as Next Magazine.

As more fully described in Note 2 to the unaudited pro forma condensed consolidated financial statements, the MMP Merger was accounted for as a reverse merger, and the Funmap Acquisition and RND Asset Purchase were accounted for under the acquisition method of accounting. The preliminary allocation of the purchase price was based upon management’s preliminary valuation of the fair value of tangible assets acquired and liabilities assumed and such estimates and assumptions are subject to change.

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The unaudited pro forma condensed consolidated financial statements do not include any adjustments regarding liabilities incurred or cost savings achieved resulting from the integration of the companies, as management is in the process of assessing what, if any, future actions are necessary. The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of the Company that would have been reported had the Merger and Acquisition been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with (i) the historical audited and unaudited financial statements and related notes of the Company and the sections entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 31, 2015; (ii) the audited historical financial statements and related notes of MMP, LLC as of December 31, 2014 and 2013 and for the year then ended, which were previously filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K/A, filed on May 22, 2015; and (iii) the audited historical financial statements and related notes of RND Enterprises, Inc. as of December 31, 2014 and for the year then ended, which are attached as Exhibit 99.1 to this Current Report on Form 8-K/A.

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Multimedia Platforms, Inc.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
for the Six months Ended June 30, 2015

	Multimedia Platforms, Inc. Six Months Ended June 30, 2015	Columbia Funmap, Inc. Two Months Ended February 28, 2015	RND Enterprises, Inc. For the period January 1, 2015 through June 17, 2015	Total Pro Forma Six Months Ended June 30, 2015
Income
Revenue	$422,526	$22,779	$354,635	$799,940
Cost of sales	262,384	10,000	220,834	493,218
Gross profit	160,142	12,779	133,801	306,722

Operating expenses
General and administrative	718,811	60,902	244,372	1,024,085
Sales and marketing	290,496	11,599	-	302,095
Stock compensation	1,153,240	-	-	1,153,240
Goodwill impairment	2,729,834	-	-	2,729,834
Total operating expenses	4,892,381	72,501	244,372	5,209,254

Loss from operations	(4,732,239)	(59,721)	(110,571)	(4,902,531)

Other Income and (Expense)
Interest expense	(72,477)	-	-	(72,477)
Interest expense - accretion of debt discount	(159,118)	-	-	(159,118)
Total non-operating expense	(231,595)	-	-	(231,595)
Earnings before taxes	(4,963,834)	(59,721)	(110,571)	(5,134,126)
Provision for income taxes	-	-	-	-
Net loss	$(4,963,834)	$(59,721)	$(110,571)	$(5,134,126)

BASIC INCOME (LOSS) PER COMMON SHARE:
Loss from continuing operations	$(0.15)			$(0.15)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	34,134,789			34,134,789
Diluted	34,134,789			34,134,789

See notes to unaudited pro forma condensed consolidated financial statements

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Multimedia Platforms, Inc.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Year Ended December 31, 2014

	Multimedia Platforms, LLC	Multimedia Platforms, Inc.	Columbia Funmap, Inc.	RND Enterprises, Inc.		Total Pro Forma

Income
Net Revenue	$642,586	$9,543	$479,023	$819,276		$1,950,428
Cost of sales	355,841	-	162,239	478,771		996,851
Gross profit	286,745	9,543	316,784	340,505		953,577

Operating expenses
General and administrative	484,932	617,782	279,270	611,385		1,993,369
Sales and marketing	31,373	19,830	60,311	-		111,514
Research and development	-	2,319	-	-		2,319
Total operating expenses	516,305	639,931	339,581	611,385		2,107,202

Loss from operations	(229,560)	(630,388)	(22,797)	(270,880)		(1,153,625)

Other Income and (Expense)
Interest income (expense)	-	(42,344)	-	-		(42,344)
Interest expense - accretion of debt discount	-	(29,402)	-	-		(29,402)
Loss on disposal of assets	-	-	-	-		-
Total non-operating expense	-	(71,746)	-	-		(71,746)
Earnings before taxes	(229,560)	(702,134)	(22,797)	(270,880)		(1,225,371)
Provision for income taxes	-	-	-	-		-
Net loss	$(229,560)	$(702,134)	$(22,797)	$(270,880)		$(1,225,371)

Shares outstanding:
Series A Preferred stock	27,212,694				1)
Series B Preferred stock	4,000,000				1)
Common stock outstanding	30,748,969				2)	30,748,969
Common stock issued in Merger		1,502,477			3)	1,502,477
Common stock issued in Acquisition of Funmap			2,252,250			2,252,250
				2,750,000		2,750,000
Total common shares outstanding - basic						37,253,696

Net income (loss) per common share - basic						$(0.03)

1)	Preferred shares issued in the Merger; not included in the calculation of earnings per share because to do so would be antidilutive.
2)	Common shares issued in the Merger; not included in the calculation of earnings per share because to do so would be antidilutive.
3)	Registrant's pre merger shares outstanding, or the shares of the Legal Acquirer prior to the Merger.

See notes to unaudited pro forma condensed consolidated financial statements

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NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial statements have been prepared by Multimedia Platforms, Inc. (“MMP” or the “Company”) pursuant to the rules and regulations of the Securities and Exchange Commission for the purposes of inclusion in MMP’s amended Form 8-K prepared and filed in connection with the RND Asset Purchase.

Certain information and certain disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures provided herein are adequate to make the information presented not misleading.

The unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the of MMP Merger, Funmap Acquisition, RND Asset Purchase and the following related transactions: the issuance of preferred and restricted common stock and the repayments of notes payable all as more fully described in the accompanying Notes (the “Related Transactions”). The unaudited pro forma condensed consolidated balance sheet as of June 30, 2015 includes the effect of the RND Asset Purchase and Related Transactions which occurred during the three months ended June 30, 2015.

The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2014 and the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2015 gives effect to the MMP Merger, Funmap Acquisition, RND Asset Purchase and Related Transactions as if they had occurred on January 1, 2014. The unaudited pro forma condensed consolidated statement of operations is derived from the audited historical financial statements of Sports Media Entertainment Corp., MMP, LLC, Columbia Funmap, Inc. and RND Enterprises, Inc. as of and for the year ended December 31, 2014 and the unaudited historical financial statements of Multimedia Platforms, Inc., Columbia Funmap, Inc. and RND Enterprises, Inc. as of and for the six months ended June 30, 2015.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and do not purport to be indicative of the Company’s consolidated financial position or consolidated results of operations which would actually have been obtained had such transactions been completed as of the date or for the periods presented, or of the consolidated financial position or consolidated results of operations that may be obtained in the future.

Note 2. Reverse Merger and Preliminary Purchase Price Allocation

Sports Media Entertainment Corp. Merger

The MMP Merger was accounted for as a reverse merger. Under reverse merger accounting, MMP LLC is deemed the acquirer for accounting purposes. Consequently, the assets and liabilities and the historical operations of MMP LLC prior to the Merger are reflected in the financial statements and have been recorded at the historical cost basis of MMP LLC. The balance sheet includes the assets and liabilities of both Sports Media Entertainment Corp. and MMP LLC. However, the equity of MMP LLC is presented as the equity of the combined enterprise and the capital account of MMP LLC is adjusted to reflect the par value of the outstanding stock of the Legal Acquirer after giving effect to the number of shares issued in the Merger (27,212,694 Series A Preferred, 4,000,000 Series B Preferred and 30,748,969 restricted common shares). Shares retained by the Legal Acquirer (1,502,477 common shares) are reflected as an issuance as of the reverse merger date (February 2, 2015) for the historical amount of the net liabilities of the Company.

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Columbia Funmap Acquisition

On February 27, 2015, MMP completed the Funmap Acquisition. The unaudited pro forma consolidated financial statements have been prepared to give effect to the completed Funmap Acquisition, which was accounted for under the acquisition method of accounting. The aggregate amount of the consideration paid by MMP upon the completion of the Funmap Acquisition was $3,479,834, including $10,000 in cash and 2,252,250 shares of restricted common stock at $1.535 per share.

Under the acquisition method of accounting, the total estimated purchase price is allocated to Funmap’s net assets acquired and liabilities assumed based on their estimated fair values as of February 27, 2015, the effective date of the Funmap Acquisition.

Based on management’s preliminary valuation of the fair value of assets acquired and liabilities assumed, which are based on estimates and assumptions that are subject to change, and other factors as described in the introduction to these unaudited pro forma consolidated financial statements, the preliminary estimated purchase price is allocated as follows:

Net tangible assets acquired and liabilities assumed:
Cash and cash equivalents	$17,240
Accounts receivable	64,382
Accounts payable	(22,193)
Loans	(3,000)
Credit cards	(6,830)
Line of credit	(61,945)
Subtotal Funmap net liabilities assumed		(12,346)
Amount of purchase price allocated to goodwill		3,479,834

Net assets acquired		$3,467,488

Consideration paid:
2,160,000 shares of common stock (1)	$3,369,600
92,250 shares of common stock issued for related party loans	87,888
Issuance of note	10,000

Total consideration		$3,467,488

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1) The fair value of the 2,160,000 ordinary shares issued as part of the consideration paid for FUNMAP was determined on the basis of the closing price of the Company's ordinary shares of $1.84 on the acquisition date discounted 15% for lack of marketability (DLOM).

Prior to the end of the measurement period for finalizing the purchase price allocation, if information becomes available which would indicate material adjustments are required to the purchase price allocation, such adjustments will be included in the purchase price allocation retrospectively.

Of the total estimated purchase price, approximately $3,479,834 has been allocated to goodwill and is not deductible for tax purposes. Goodwill represents the excess of the purchase price of an acquired business over the fair value of the net liabilities assumed and assets acquired. Goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if indicators of impairment arise). In the event that management determines that the goodwill has become impaired, the Company will incur an accounting charge for the amount of the impairment during the fiscal quarter in which the determination is made.

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RND Enterprises Inc. Asset Purchase

On June 17, 2015, MMP completed the RND Asset Purchase. The unaudited pro forma consolidated financial statements have been prepared to give effect to the completed RND Asset Purchase, which was accounted for under the acquisition method of accounting. The purchase price reflects an enterprise value of $1,330,000.

Under the acquisition method of accounting, the total estimated purchase price is allocated to RND’s net assets acquired and liabilities assumed based on their estimated fair values as of June 17, 2015, the effective date of the RND Asset Purchase.

Based on management’s preliminary valuation of the fair value of assets acquired and liabilities assumed, which are based on estimates and assumptions that are subject to change, the preliminary estimated purchase price is allocated as follows:

Net tangible assets acquired and liabilities assumed:
Assets		$-
Liabilities
Amount of purchase price allocated to intangibles		1,330,000
Net assets acquired		$1,330,000

Consideration paid:
2,750,000 shares of common stock (1)	$1,100,000
Cash at closing	230,000
Total consideration		$1,330,000

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1) The fair value of the 2,750,000 common stock issued as part of the consideration paid was determined to be $0.40 per share which is consistent with the price paid per share of $0.30 included in our 9% Convertible Promissory Notes.

Prior to the end of the measurement period for finalizing the purchase price allocation, if information becomes available which would indicate material adjustments are required to the purchase price allocation, such adjustments will be included in the purchase price allocation retrospectively.

Note 3. Pro Forma Net Loss Per Common Share

The pro forma basic and diluted net loss per common share is based on the weighted average number of shares that were outstanding during the period, including shares of common stock that are issuable at the end of the reporting period. The computation of diluted EPS is based on the number of basic weighted-average shares outstanding plus the number of common shares that would be issued assuming the exercise of all potentially dilutive common shares outstanding using the treasury stock method. The computation of diluted net income per share does not assume conversion, exercise or contingent issuance of securities that would have an antidilutive effect on earnings per share. Therefore, when calculating EPS if the Company experienced a loss, there is no inclusion of dilutive securities as their inclusion in the EPS calculation is antidilutive.

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